Morgan Stanley Managed Futures LV, L.P.

Statement of Financial Condition (unaudited)

December 31, 2007
$
ASSETS
Investment in Trading Companies:
Investment in Transtrend I, LLC	2,445,794
Investment in Kaiser I, LLC	2,387,856
Investment in Chesapeake I, LLC	2,379,062
Investment in DKR I, LLC	2,311,769
Investment in Cornerstone I, LLC	2,092,258

Total Investment in Trading Companies (cost $11,410,543)	11,616,739

Total Assets	11,616,739

LIABILITIES
Redemptions payable	252,218

Total Liabilities	252,218

PARTNERS’ CAPITAL
Class A (6,516.111 Units outstanding)	6,560,236
Class B (1,316.286 Units outstanding)	1,327,960
Class C (3,328.248 Units outstanding)	3,364,766
Class Z (109.890 Units outstanding)	111,559

Total Partners’ Capital	11,364,521

Total Liabilities and Partners’ Capital	11,616,739

NET ASSET VALUE PER UNIT
Class A	1,006.77
Class B	1,008.87
Class C	1,010.97
Class Z	1,015.18

Morgan Stanley Managed Futures LV, L.P.

Statement of Operations (unaudited)

For the Period from August 1, 2007 (commencement of operations) to December 31, 2007
$
EXPENSES
Placement agent fees	56,511
General partner fees	34,791
Administrative fees	13,917
Total Expenses	105,219

NET INVESTMENT LOSS	(105,219)

UNREALIZED APPRECIATION ON INVESTMENTS
Trading profit
Net change in unrealized appreciation on investments	206,196

NET INCOME	100,977

NET INCOME ALLOCATION:
Class A	58,243
Class B	16,601
Class C	24,574
Class Z	1,559

NET INCOME PER UNIT:
Class A	6.77
Class B	8.87
Class C	10.97
Class Z	15.18

UNITS
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Class A	4,763.931
Class B	1,066.386
Class C	2,422.644
Class Z	85.167

Morgan Stanley Managed Futures LV, L.P.

Statement of Changes in Partners’ Capital (unaudited)

For the Period from August 1, 2007 (commencement of operations) to December 31, 2007

	Class A	Class B	Class C	Class Z	Total
	$	$	$	$	$
Partners’ Capital, August 1, 2007	2,676,808	516,163	1,310,000	50,000	4,552,971
Subscriptions	3,912,896	1,047,414	2,030,192	60,000	7,050,502
Net Income	58,243	16,601	24,574	1,559	100,977
Redemptions	(87,711)	(252,218)	—	—	(339,929)

Partners’ Capital, December 31, 2007	6,560,236	1,327,960	3,364,766	111,559	11,364,521

Morgan Stanley Managed Futures LV, L.P.

Statement of Cash Flows (unaudited)

For the Period from August 1, 2007 (commencement of operations) to December 31, 2007
$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	100,977
Adjustments to reconcile net income:

Purchases of investment in Trading Companies	(11,410,543)
Net change in unrealized appreciation on investments	(206,196)

Net cash used for operating activities	(11,515,762)

CASH FLOWS FROM FINANCING ACTIVITIES
Initial Offering	4,552,971
Subscriptions	7,050,502
Redemptions	(87,711)

Net cash provided by financing activities	11,515,762

Net change in cash	—
Cash at beginning of period	—

Cash at end of period	—

Morgan Stanley Managed Futures MV, L.P.

Statement of Financial Condition (unaudited)

December 31, 2007
$
ASSETS
Investment in Trading Companies:
Investment in Transtrend II, LLC	1,982,320
Investment in WCM I, LLC	1,901,309
Investment in Aspect I, LLC	1,864,538
Investment in Chesapeake I, LLC	1,856,854
Investment in Kaiser I, LLC	1,852,494
Investment in Cornerstone I, LLC	1,620,737

Total Investment in Trading Companies (cost $10,606,121)	11,078,252

Total Assets	11,078,252

PARTNERS’ CAPITAL
Class A (6,965.765 Units outstanding)	7,228,792
Class B (1,802.277 Units outstanding)	1,874,202
Class C (1,676.682 Units outstanding)	1,747,204
Class Z (217.947 Units outstanding)	228,054

Total Partners’ Capital	11,078,252

Total Liabilities and Partners’ Capital	11,078,252

NET ASSET VALUE PER UNIT
Class A	1,037.76
Class B	1,039.91
Class C	1,042.06
Class Z	1,046.38

Morgan Stanley Managed Futures MV, L.P.

Statement of Operations (unaudited)

For the Period from August 1, 2007 (commencement of operations) to December 31, 2007
$
EXPENSES
Placement agent fees	56,752
General partner fees	33,513
Administrative fees	13,405
Total Expenses	103,670

NET INVESTMENT LOSS	(103,670)

UNREALIZED APPRECIATION ON INVESTMENTS
Trading profit
Net change in unrealized appreciation on investments	472,131

NET INCOME	368,461

NET INCOME ALLOCATION:
Class A	215,623
Class B	86,554
Class C	60,589
Class Z	5,695

NET INCOME PER UNIT:
Class A	37.76
Class B	39.91
Class C	42.06
Class Z	46.38

UNITS

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Class A	4,932.836
Class B	1,290.696
Class C	1,570.442
Class Z	105.003

Morgan Stanley Managed Futures MV, L.P.

Statement of Changes in Partners’ Capital (unaudited)

For the Period from August 1, 2007 (commencement of operations) to December 31, 2007

	Class A	Class B	Class C	Class Z	Total
	$	$	$	$	$
Partners’ Capital,
August 1, 2007	2,334,627	300,000	1,500,000	50,000	4,184,627
Subscriptions	4,873,517	1,487,648	186,615	172,359	6,720,139
Net Income	215,623	86,554	60,589	5,695	368,461
Redemptions	(194,975)	—	—	—	(194,975)

Partners’ Capital,
December 31, 2007	7,228,792	1,874,202	1,747,204	228,054	11,078,252

Morgan Stanley Managed Futures MV, L.P.

Statement of Cash Flows (unaudited)

For the Period from August 1, 2007 (commencement of operations) to December 31, 2007
$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	368,461
Adjustments to reconcile net income:

Purchases of investment in Trading Companies	(10,606,121)
Net change in unrealized appreciation on investments	(472,131)

Net cash used for operating activities	(10,709,791)

CASH FLOWS FROM FINANCING ACTIVITIES
Initial Offering	4,184,627
Subscriptions	6,720,139
Redemptions	(194,975)

Net cash provided by financing activities	10,709,791

Net change in cash	—
Cash at beginning of period	—

Cash at end of period	—

Morgan Stanley Managed Futures HV, L.P.

Statement of Financial Condition (unaudited)

December 31, 2007
$
ASSETS
Investment in Trading Companies:
Investment in Altis I, LLC	6,310,600
Investment in BHM I, LLC	6,230,964
Investment in WCM I, LLC	6,227,065
Investment in Aspect I, LLC	6,157,056
Total Investment in Trading Companies (cost $23,421,854)	24,925,685

Total Assets	24,925,685

PARTNERS’ CAPITAL
Class A (14,456.976 Units outstanding)	15,455,619
Class B (3,217.119 Units outstanding)	3,446,431
Class C (5,253.689 Units outstanding)	5,639,752
Class Z (356.140 Units outstanding)	383,883

Total Partners’ Capital	24,925,685

Total Liabilities and Partners’ Capital

NET ASSET VALUE PER UNIT
Class A	1,069.08
Class B	1,071.28
Class C	1,073.48
Class Z	1,077.90

Morgan Stanley Managed Futures HV, L.P.

Statement of Operations (unaudited)

For the Period from August 1, 2007 (commencement of operations) to December 31, 2007
$
EXPENSES
Placement agent fees	113,147
General partner fees	66,097
Administrative fees	26,438
Total Expenses	205,682

NET INVESTMENT LOSS	(205,682)

UNREALIZED APPRECIATION ON INVESTMENTS
Trading profit
Net change in unrealized appreciation on investments	1,503,831

NET INCOME	1,298,149

NET INCOME ALLOCATION:
Class A	823,171
Class B	192,683
Class C	264,374
Class Z	17,921

NET INCOME PER UNIT:
Class A	69.08
Class B	71.28
Class C	73.48
Class Z	77.90

UNITS

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Class A	10,049.845
Class B	2,250.448
Class C	2,956.934
Class Z	181.279

Morgan Stanley Managed Futures HV, L.P.

Statement of Changes in Partners’ Capital (unaudited)

For the Period from August 1, 2007 (commencement of operations) to December 31, 2007

	Class A	Class B	Class C	Class Z	Total
	$	$	$	$	$
Partners’ Capital,
August 1, 2007	5,460,085	1,052,619	1,710,000	82,000	8,304,704
Subscriptions	9,251,980	2,201,129	3,665,378	283,962	15,402,449
Net Income	823,171	192,683	264,374	17,921	1,298,149
Redemptions	(79,617)	—	—	—	(79,617)

Partners’ Capital,
December 31, 2007	15,455,619	3,446,431	5,639,752	383,883	24,925,685

Morgan Stanley Managed Futures HV, L.P.

Statement of Cash Flows (unaudited)

For the Period from August 1, 2007 (commencement of operations) to December 31, 2007
$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	1,298,149
Adjustments to reconcile net income:

Purchases of investment in Trading Companies	(23,421,854)
Net change in unrealized appreciation on investments	(1,503,831)

Net cash used for operating activities	(23,627,536)

CASH FLOWS FROM FINANCING ACTIVITIES
Initial Offering	8,304,704
Subscriptions	15,402,449
Redemptions	(79,617)

Net cash provided by financing activities	23,627,536

Net change in cash	—
Cash at beginning of period	—

Cash at end of period	—

Morgan Stanley Managed Futures Multi-Strategy Profile Series

Notes to Financial Statements (unaudited)

1.	Summary of Significant Accounting Policies

Organization – Morgan Stanley Managed Futures LV, L.P. (“Profile LV”), Morgan Stanley Managed Futures MV, L.P. (“Profile MV”), and Morgan Stanley Managed Futures HV, L.P. (“Profile HV”) (individually, a “Partnership”, or collectively, the “Partnerships” or the “Profile Series”), were formed on February 22, 2007 under the Delaware Revised Uniform Limited Partnership Act, as multi-advisor commodity pools created to profit from the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodities interests, including, but not limited to, foreign currencies, financial instruments, mortgage-backed securities, and money market instruments (collectively, “Futures Interests”). Each Partnership allocates substantially all of its assets to multiple trading companies (each a “Trading Company”, or collectively the “Trading Companies”), each of which allocates substantially all of its assets in the trading program of an unaffiliated commodity trading advisor (each a “Trading Advisor”) which makes investment decisions for each respective Trading Company.

Each Partnership commenced trading operations through the Trading Companies on August 1, 2007, in accordance with the terms of each Limited Partnership Agreement.

The financial statements have been prepared using the “Fund of Funds” approach and accordingly all revenue and expense information from the Trading Companies is reflected as a net amount under change in unrealized appreciation on investments on the Statements of Operations. The Partnerships maintain cash balances on hand to satisfy ongoing operating expenses for each Partnership.

Units of limited partnership interest (“Units”) of the Partnerships are being offered to limited partners in five share classes. Depending on the aggregate amount invested in each Partnership, limited partners will initially receive either class A, B, C or D Units in the applicable Partnership (each a “Class” and collectively the “Classes”). As of December 31, 2007, there were no Class D Units outstanding in any of the Partnerships. Currently Class Z shares are only being offered to certain individuals affiliated with Morgan Stanley in Demeter’s sole discretion. Additionally, Demeter Management Corporation (the general partner of each Partnership) was issued Class Z Units with respect to its investment in each Partnership.

The general partner of each Partnership and the trading manager of each Trading Company is Demeter Management Corporation (“Demeter”). Demeter may reallocate each Partnership’s assets to the different Trading Companies, based on a variety of factors relating to the performance and the Futures Interests markets traded by each Trading Advisor(s).

Demeter made an initial investment in each Partnership by means of a general partner investment in Class Z Units. Demeter is not required to maintain any investment in the Partnerships, and may withdraw any portion of its interest in the Partnerships, as permitted by each Limited Partnership Agreement. Class Z Units are not subject to paying the Placement Agent fee (as defined below).

Use of Estimates - The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

Morgan Stanley Managed Futures Multi-Strategy Profile Series

Notes to Financial Statements (continued)

Revenue Recognition - The Partnerships’ functional currency is the U.S. dollar.

Net Income (Loss) per Unit – Net income (loss) per Unit will be allocated to all partners in proportion to their respective opening capital accounts at the end of each month.

General Partner Fee – Each Partnership pays Demeter a monthly administration fee equal to 1/12 of 1.0% (a 1.0% annual rate) of the net asset value of each Class in each of the Partnerships at the beginning of each month.

Placement Agent Fee – Morgan Stanley & Co. Incorporated (“MS&Co.”) currently serves as the placement agent (the “Placement Agent”) and may appoint affiliates or third parties as additional Placement Agents. Each Partnership pays the Placement Agent an ongoing compensation on a monthly basis equal to a percentage of the net asset value of a limited partner’s Units as of the beginning of each month.

The applicable rate payable by each limited partner will be determined by the Class of Units each limited partner may hold. Each limited partner pays the Placement Agent the following percentage based on the aggregate amount invested in the Partnerships (as adjusted) by each limited partner in accordance with the following schedule:

Class of Units	Aggregate Investment	Monthly /Annualized Rate (%)
A	Up to $249,999	0.167% / 2.0%
B	$250,000 - $499,999	0.125% / 1.5%
C	$500,000 - $4,999,999	0.083% / 1.0%
D	$5,000,000 and above	0.063% / 0.75%

The Placement Agent pays a portion of the ongoing Placement Agent fee it receives from each Partnership to the Morgan Stanley Financial Advisor or Investment Representative responsible for selling the Units to the limited partners.

Partnership Administrative Fee - Each Partnership pays MS&Co. a monthly fee to cover all administrative, operating, offering, and organizational expenses (the “Partnership Administrative Fee”). The monthly Partnership Administrative Fee is equal to 1/12th of 0.40% (a 0.40% annual rate) of the beginning of the month net asset value of each Partnership.

Morgan Stanley Managed Futures Multi-Strategy Profile Series

Notes to Financial Statements (continued)

Continuing Offering - Units of each Partnership are offered in five classes, identical in all material respects except for the ongoing Placement Agent fees charged. Units within each Partnership Class were initially offered at $1,000 per Unit and thereafter are offered on a continuous basis as of the first day of each month (a “Subscription Date”) at the net asset value per Unit for each Class as of the last day of the immediately preceding month. The minimum subscription amount in each Partnership is $50,000, subject to the discretion of Demeter to accept a lower amount. Additional subscriptions can be made in increments of $10,000 per Partnership in which a limited partner has already met the minimum subscription amount, subject to the discretion of Demeter to accept a lower amount.

Redemptions - Limited partners may redeem some or all of their Units at 100% of the net asset value per Unit as of the last day of any month (a “Redemption Date”). The Request for Redemption must be delivered to a limited partner’s local Morgan Stanley Branch Office in time for it to be forwarded and received by Demeter, no later than 3:00 p.m. New York City time, on the sixth to last Business Day of the month in which the redemption is to be effective. The minimum amount of any redemption is 10 Units, provided that the limited partner must maintain a minimum investment in the Partnership of 50 Units unless the limited partner is redeeming their entire interest in the Partnership. Demeter may cause a limited partner to withdraw (in whole or in part) from a Partnership at any time and for any reason. Demeter may also, in its sole discretion, permit redemptions by limited partners in any amount at any time.

Exchanges - Limited partners may redeem some or all of their Units at 100% of the net asset value per Unit in any Profile Series Partnership on the Redemption Date and use the proceeds to purchase Units of any other Profile Series Partnership (a “Partnership Exchange”) on the following Subscription Date. Each limited partner may also redeem Units in any other partnership operated by Demeter, and use the proceeds to purchase Units in any of the Profile Series Partnerships (a “Non-Partnership Exchange”) on the following Subscription Date (subject to certain restrictions outlined in the Limited Partnership Agreements).

Units Outstanding by Share Class – The tables below show the Units outstanding by share Class for each of the Partnerships. As of December 31, 2007, there were no Class D Units outstanding in any of the Partnerships.

Morgan Stanley Managed Futures Multi-Strategy Profile Series

Notes to Financial Statements (continued)

Morgan Stanley Managed Futures LV, L.P.

Share Class	A	B	C	Z
Initial Offering of Units
August 1, 2007	2,676.808	516.163	1,310.000	50.000
Subscriptions	3,927.972	1,050.123	2,018.248	59.890
Redemptions	(88.669)	(250.000)	—	—

Ending Units
December 31, 2007	6,516.111	1,316.286	3,328.248	109.890

Morgan Stanley Managed Futures MV, L.P.

Share Class	A	B	C	Z
Initial Offering of Units
August 1, 2007	2,334.627	300.000	1,500.000	50.000
Subscriptions	4,825.682	1,502.277	176.682	167.947
Redemptions	(194.544)	—	—	—

Ending Units
December 31, 2007	6,965.765	1,802.277	1,676.682	217.947

Morgan Stanley Managed Futures HV, L.P.

Share Class	A	B	C	Z
Initial Offering of Units
August 1, 2007	5,460.085	1,052.619	1,710.000	82.000
Subscriptions	9,075.642	2,164.500	3,543.689	274.140
Redemptions	(78.751)	—	—	—

Ending Units
December 31, 2007	14,456.976	3,217.119	5,253.689	356.140

Morgan Stanley Managed Futures Multi-Strategy Profile Series

Notes to Financial Statements (continued)

Distributions—Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date. Demeter does not intend to make any distributions of the Partnerships’ profits.

Income Taxes—No provision for income taxes has been made in the accompanying financial statements, as limited partners are individually responsible for reporting income or loss based upon their respective share of each Partnership’s revenues and expenses for income tax purposes.

Dissolution of the Partnerships – The Partnerships may be terminated upon any of the circumstances first to occur (i) receipt by Demeter of a notice setting forth an election to terminate and dissolve each Partnership by limited partners holding not less than a Majority of Units (as defined in the Limited Partnership Agreement), with or without cause (ii) the withdrawal, insolvency, bankruptcy, dissolution, or liquidation of Demeter (iii) the occurrence of an event which shall make it unlawful for the existence of the Partnership to be continued or (iv) a determination by Demeter upon 60 days notice to the limited partners to terminate the Partnership(s).

New Accounting Developments—In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109” (“FIN 48”). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position must meet before being recognized in the financial statements. FIN 48 was effective for the Partnerships as of August 1, 2007. Based upon its analysis, management believes that FIN 48 does not have an impact on the Partnerships’ financial statements.

In September 2006, the FASB issued SFAS No 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 is effective for the Partnerships as of January 1, 2008. The impact to the Partnerships’ financial statements, if any, is currently being assessed.

2.	Trading Companies

Investment in Trading Companies—The Partnerships’ assets identified as”Investment in Trading Companies” reflected on the Statements of Financial Condition represents the net asset value of the Partnerships’ pro rata share of the Trading Companies. The Net Assets of the Trading Companies are equal to the total assets of the Trading Company (including, but not limited to all cash and cash equivalents, accrued interest and amortization of original issue discount, and the market value of all open Futures Interests contract positions and other assets) less all liabilities of the Trading Company (including, but not limited to, brokerage commissions that would be payable upon the closing of open Futures Interest positions, management fees, incentive fees, and extraordinary expenses), determined in accordance with generally accepted accounting principles.

The commodity brokers for the Trading Companies are MS&Co. and Morgan Stanley & Co. International plc (“MSIP”). MS&Co. acts as the counterparty on all of the foreign currency forward contracts. Morgan Stanley Capital Group Inc. (“MSCG”) acts as the counterparty on all of the options on foreign currency forward contracts. MS&Co. and its affiliates act as custodians of the Trading Company’s assets. Demeter, MS&Co., MSIP, and MSCG are wholly-owned subsidiaries of Morgan Stanley.

Morgan Stanley Managed Futures Multi-Strategy Profile Series

Notes to Financial Statements (continued)

Each Trading Company pays a brokerage fee to MS&Co. as described below. Each Trading Company’s cash is on deposit with MS&Co., and MSIL in futures interests trading accounts to meet margin requirements as needed.

Demeter initially invested seed capital directly in all of the Trading Companies. Demeter’s investment will be equal to any amount it deems necessary for a Trading Advisor to effectively trade its trading program applicable to a Trading Company. Demeter may redeem all or a portion of its investment at its sole discretion without notice to the Limited Partners once it believes a sufficient amount of assets have been raised from Limited Partners to sustain each Trading Advisor’s trading program. All seed capital investments by Demeter in the Trading Companies will participate on the same terms as the investments made by the Partnerships in the Trading Companies. At December 31, 2007, Demeter maintains an investment in seven of the Trading Companies.

Revenue Recognition—Futures Interests are open commitments until settlement date, at which time they are realized. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the net change in unrealized appreciation (depreciation) on investments on open contracts from one period to the next on the Statements of Operations. Monthly, MS&Co. credits each Trading Company with interest income on 100% of its average daily funds held at MS&Co. Assets deposited with MS&Co. as margin will be credited with interest income at a rate approximately equivalent to what MS&Co. pays other customers on such assets deposited as margin. Assets not deposited as margin with MS&Co. will be credited with interest income at the rate equal to the monthly average of the 4-week U.S. Treasury bill discount rate less 0.15% during such month. For purposes of such interest payments, Net Assets do not include monies owed to each Trading Company on Futures Interests.

The Trading Companies’ functional currency is the U.S. dollar; however, they transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Brokerage Fee – Each Trading Company accrues brokerage fees and transaction costs on a half-turn basis at 100% of the rates MS&Co. charges retail commodity customers and parties that are not clearinghouse members.

Trading Company Administrative Fee—Each Trading Company pays MS&Co. a monthly fee to cover all administrative and operating expenses (the “Trading Company Administrative Fee”). The monthly Trading Company Administrative Fee is equal to 1/12th of 0.35% (a 0.35% annual rate) of the beginning of the month Net Assets of each Trading Company.

Morgan Stanley Managed Futures Multi-Strategy Profile Series

Notes to Financial Statements (continued)

3.	Trading Advisors to the Trading Companies

Demeter retains certain commodity Trading Advisors to make all trading decisions for the Trading Companies. The Trading Advisors and their strategies for each Trading Company as of December 31, 2007 are as follows:

Morgan Stanley Managed Futures LV, L.P.

Trading Company	Trading Advisor	Strategy
Morgan Stanley Managed Futures Chesapeake I, LLC	Chesapeake Capital Corporation	Diversified Trading Program
Morgan Stanley Managed Futures Cornerstone I, LLC	Cornerstone Quantitative Investment Group, Inc.	International Value Program
Morgan Stanley Managed Futures DKR I, LLC	DKR Fusion Management L.P.	Quantitative Strategies Trading Program
Morgan Stanley Managed Futures Kaiser I, LLC	Kaiser Trading Group Pty Ltd.	Global Diversified Trading Program
Morgan Stanley Managed Futures Transtrend I, LLC	Transtrend B.V.	Standard Risk Profile (USD) of Diversified Trend Trading Program

Morgan Stanley Managed Futures MV, L.P.

Trading Company	Trading Advisor	Strategy
Morgan Stanley Managed Futures Aspect I, LLC	Aspect Capital Limited	Aspect Diversified Program
Morgan Stanley Managed Futures Chesapeake I, LLC	Chesapeake Capital Corporation	Diversified Trading Program
Morgan Stanley Managed Futures Cornerstone I, LLC	Cornerstone Quantitative Investment Group, Inc.	International Value Program
Morgan Stanley Managed Futures Kaiser I, LLC	Kaiser Trading Group Pty Ltd.	Global Diversified Trading Program
Morgan Stanley Managed Futures Transtrend II, LLC	Transtrend B.V.	Enhanced Risk Profile (USD) of Diversified Trend Trading Program
Morgan Stanley Managed Futures WCM I, LLC	Winton Capital Management Limited	Diversified Trading Program

Morgan Stanley Managed Futures HV, L.P.

Trading Company	Trading Advisor	Strategy
Morgan Stanley Managed Futures Altis I, LLC	Altis Partners (Jersey) Limited	Global Futures Program
Morgan Stanley Managed Futures Aspect I, LLC	Aspect Capital Limited	Aspect Diversification Program
Morgan Stanley Managed Futures BHM I, LLC	Blenheim Capital Management, L.L.C.	Global Markets Strategy Program (Futures/FX)
Morgan Stanley Managed Futures WCM I, LLC	Winton Capital Management Limited	Diversified Trading Program

Morgan Stanley Managed Futures Multi-Strategy Profile Series

Notes to Financial Statements (continued)

Compensation to the Trading Advisors by the Trading Companies consists of a management fee and an incentive fee as follows:

Management Fee—Each Trading Company pays its Trading Advisor a monthly management fee within the range of 1/12 of 1.0% to 1/12 of 2.0% (a 1.0% to 2.0% annual rate) of the Net Assets of each Trading Company as of the first day of the month allocated to such Trading Advisor as of the first day of each month.

Incentive Fee—Each Trading Company pays each Trading Advisor a quarterly incentive fee equal to 20% of the trading profits earned by the applicable Trading Company. Such fee is accrued on a monthly basis.

Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after management fees and administrative fees are deducted. When a Trading Advisor experiences losses with respect to Net Assets as of the end of a calendar month, the Trading Advisor must recover such losses before that Trading Advisor is eligible for an incentive fee in the future.

4.	Financial Instruments of the Trading Company

The Trading Companies trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

The market value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which market value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price shall be the settlement price on the first subsequent day on which the contract could be liquidated. The market value of off-exchange-traded contracts is based on the fair market value quoted by the counterparty.

The contracts of the Trading Companies are accounted for on a trade-date basis and marked to market on a daily basis.

The Trading Companies account for their derivative investments in accordance with the provisions of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1) One or more underlying notional amounts or payment provisions;

(2) Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;

(3) Terms require or permit net settlement. Generally, derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors, and collars.

Morgan Stanley Managed Futures Multi-Strategy Profile Series

Notes to Financial Statements (continued)

5.	Investment Risks

The Partnerships’ investments in the Trading Companies expose them to various types of risks that are associated with the Futures Interests and markets in which the Trading Companies invest. The significant types of financial risks which the Trading Companies are exposed to are market risk, liquidity risk, and counterparty credit risk.

The rapid fluctuations in the market prices of the Futures Interestsin which the Trading Companies invest make an investment in any of the Partnerships volatile. If a Trading Advisor incorrectly predicts the direction of prices in the Futures Interestsin which it invests, large losses may occur.

Illiquidity in the markets in which the Trading Companies invest may cause less favorable trade prices. Although the Trading Advisors for each Trading Company generally will purchase and sell actively traded contracts where last trade price information and quoted prices are readily available, the prices at which a sale or purchase occur may differ from the prices expected because there may be a delay between receiving a quote and executing a trade, particularly in circumstances where a market has limited trading volume and prices are often quoted for relatively limited quantities.

The credit risk on Futures Interests arises from the potential inability of counterparties to perform under the terms of the contracts. Each Trading Company has credit risk because the commodity brokers will act as the futures commission merchants or the counterparties with respect to most of each Trading Company’s assets. Each Trading Company’s exposure to credit risk associated with counterparty nonperformance is typically limited to the cash deposits with, or other form of collateral held by, the counterparty.

Morgan Stanley Managed Futures Multi-Strategy Profile Series

Notes to Financial Statements (continued)

6.	Financial Highlights

PROFILE LV

	Class A	Class B	Class C	Class Z
PER UNIT OPERATING PERFORMANCE:
NET ASSET VALUE, AUGUST 1, 2007: (1)	$1,000.00	$1,000.00	$1,000.00	$1,000.00

NET OPERATING RESULTS:
Net investment loss*	(14.09)	(12.04)	(9.98)	(5.84)
Net unrealized profit	20.86	20.91	20.95	21.02

Net income	6.77	8.87	10.97	15.18

NET ASSET VALUE, DECEMBER 31, 2007	$1,006.77	$1,008.87	$1,010.97	$1,015.18

RATIOS TO AVERAGE NET ASSETS:
Net investment loss (3)	-3.38%	-2.88%	-2.39%	-1.40%
Partnership expenses (2) (3)	3.38%	2.88%	2.39%	1.40%
TOTAL RETURN:	0.68%	0.89%	1.10%	1.52%

PROFILE MV

	Class A	Class B	Class C	Class Z
PER UNIT OPERATING PERFORMANCE:
NET ASSET VALUE, AUGUST 1, 2007: (1)	$1,000.00	$1,000.00	$1,000.00	$1,000.00

NET OPERATING RESULTS:
Net investment loss*	(14.35)	(12.24)	(10.14)	(5.88)
Net unrealized profit	52.11	52.15	52.20	52.26

Net income	37.76	39.91	42.06	46.38

NET ASSET VALUE, DECEMBER 31, 2007	$1,037.76	$1,039.91	$1,042.06	$1,046.38

RATIOS TO AVERAGE NET ASSETS:
Net investment loss (3)	-3.38%	-2.89%	-2.39%	-1.39%
Partnership expenses (2) (3)	3.38%	2.89%	2.39%	1.39%

TOTAL RETURN:	3.78%	3.99%	4.21%	4.64%

Morgan Stanley Managed Futures Multi-Strategy Profile Series

Notes to Financial Statements (concluded)

PROFILE HV

	Class A	Class B	Class C	Class Z
PER UNIT OPERATING PERFORMANCE:
NET ASSET VALUE, AUGUST 1, 2007: (1)	$1,000.00	$1,000.00	$1,000.00	$1,000.00

NET OPERATING RESULTS:
Net investment loss*	(14.51)	(12.36)	(10.20)	(5.95)
Net unrealized profit	83.59	83.64	83.68	83.85

Net income	69.08	71.28	73.48	77.90

NET ASSET VALUE, DECEMBER 31, 2007	$1,069.08	$1,071.28	$1,073.48	$1,077.90

RATIOS TO AVERAGE NET ASSETS:
Net investment loss (3)	-3.38%	-2.88%	-2.38%	-1.39%
Partnership expenses (2) (3)	3.38%	2.88%	2.38%	1.39%
TOTAL RETURN:	6.91%	7.13%	7.35%	7.79%

SUPPLEMENTAL INFORMATION FOR

TRADING COMPANIES

	Profile LV	Profile MV	Profile HV
RATIOS TO AVERAGE NET ASSETS:
Interest Income(3)	3.31%	3.22%	3.19%
Trading Company Administrative Fee(3)	-0.35%	-0.35%	-0.35%
Management Fees(3)	-1.79%	-1.83%	-1.92%
Incentive Fees(3)	-2.13%	-3.82%	-4.67%

*	Recognition of the Partnerships’ net investment loss is affected by the timing of dividend declarations by the Trading Companies.
(1)	Commencement date.
(2)	Does not include the expenses of the Trading Companies in which the Partnerships invest.
(3)	Annualized.

7.	Subsequent Events to the Trading Companies

Effective January 2, 2008, Morgan Stanley Managed Futures Kaiser I, LLC (“Kaiser I”) commenced using Calyon Financial Inc. (“Calyon”) as its primary commodity broker with respect to the assets traded by Kaiser I on behalf of each of Profile LV and Profile MV by Kaiser Trading Group Pty. Ltd., the Trading Advisor for Kaiser I.

Effective January 2, 2008, Calyon changed its name to Newedge Financial Inc. as part of the merger with Calyon and Fimat Group.